Exhibit 99.1

news release
www.pplnewsroom.com

Contacts:	For news media: Ryan Hill, 610-774-4033
For financial analysts: Andy Ludwig, 610-774-3389

PPL Corporation reports first-quarter 2024 earnings

•Announces 2024 first-quarter reported earnings (GAAP) per share of $0.42.
•Achieves 2024 first-quarter ongoing earnings per share of $0.54 vs. $0.48 in 2023, an increase of 12.5%.
•Reaffirms 2024 ongoing earnings forecast range of $1.63 to $1.75 per share with a midpoint of $1.69 per share.
•Reaffirms projected annual earnings per share and dividend growth of 6% to 8% through at least 2027.

ALLENTOWN, Pa. (May 1, 2024) - PPL Corporation (NYSE: PPL) today announced first-quarter 2024 reported earnings (GAAP) of $307 million, or $0.42 per share, compared with first-quarter 2023 reported earnings of $285 million, or $0.39 per share.
Adjusting for special items, first-quarter 2024 earnings from ongoing operations (non-GAAP) were $402 million, or $0.54 per share, compared with $352 million, or $0.48 per share, a year ago.
Special items in the first quarters of 2024 and 2023 primarily included integration and related expenses associated with the acquisition of Rhode Island Energy.
“Backed by our solid first-quarter financial performance and continued confidence in our business plan, today we are reaffirming our ongoing earnings forecast range of $1.63 to $1.75 per share, with a midpoint of $1.69 per share,” said Vincent Sorgi, PPL president and chief executive officer.
“We are on track to complete more than $3 billion in infrastructure improvements this year — part of more than $14.3 billion planned through 2027 — to modernize the grid, strengthen grid resilience against more powerful and frequent severe weather, and advance a safe, reliable, affordable and sustainable energy future for our customers and communities,” said Sorgi.
“At the same time, we continue to drive greater efficiencies through our utility of the future strategy to keep energy affordable for our customers, and we remain on pace to achieve our targeted annual operation and maintenance savings.”
Today the company reaffirmed its targeted annual operation and maintenance savings of at least $175 million by 2026 from the company’s 2021 baseline, with $120-$130 million of annual savings planned by the end of 2024.
In addition, PPL reaffirmed its projection of 6% to 8% annual earnings and dividend growth through at least 2027 based off the midpoint of its 2024 ongoing earnings forecast range.
The company expects to achieve this growth without the need for equity issuances and while maintaining a balance sheet that is among the best in the U.S. utility sector.

First-Quarter 2024 Earnings Details

As discussed in this news release, reported earnings are calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP). “Earnings from ongoing operations” is a non-GAAP financial measure that is adjusted for special items. See the tables at the end of this news release for a reconciliation of reported earnings (net income) to earnings from ongoing operations, including an itemization of special items.

(Dollars in millions, except for per share amounts)	1st Quarter
	2024	2023	Change
Reported earnings	$307	$285	8%
Reported earnings per share	$0.42	$0.39	8%

	1st Quarter
	2024	2023	Change
Earnings from ongoing operations	$402	$352	14%
Earnings from ongoing operations per share	$0.54	$0.48	13%

First-Quarter 2024 Earnings by Segment

	1st Quarter
Per share	2024	2023
Reported earnings
Kentucky Regulated	$0.25	$0.22
Pennsylvania Regulated	0.21	0.19
Rhode Island Regulated	0.09	0.08
Corporate and Other	(0.13)	(0.10)
Total	$0.42	$0.39

	1st Quarter
	2024	2023
Special items (expense) benefit
Kentucky Regulated	$—	$—
Pennsylvania Regulated	(0.01)	—
Rhode Island Regulated	(0.02)	(0.02)
Corporate and Other	(0.09)	(0.07)
Total	$(0.12)	$(0.09)

	1st Quarter
	2024	2023
Earnings from ongoing operations
Kentucky Regulated	$0.25	$0.22
Pennsylvania Regulated	0.22	0.19
Rhode Island Regulated	0.11	0.10
Corporate and Other	(0.04)	(0.03)
Total	$0.54	$0.48

Key Factors Impacting Earnings

In addition to the segment drivers outlined below, PPL’s reported earnings in the first quarter of 2024 included net special-item after-tax charges of $95 million, or $0.12 per share, compared to net special-item after-tax charges of $67 million, or $0.09 per share, in the first quarter of 2023. In both cases, special items were primarily attributable to integration and related expenses associated with the acquisition of Rhode Island Energy.

Kentucky Regulated Segment
PPL’s Kentucky Regulated segment primarily consists of the regulated electricity and natural gas operations of Louisville Gas and Electric Company and the regulated electricity operations of Kentucky Utilities Company.
Reported earnings and earnings from ongoing operations in the first quarter of 2024 increased by $0.03 per share compared with a year ago. Factors driving earnings results included higher sales volumes primarily due to mild weather experienced in the first quarter of 2023.

Pennsylvania Regulated Segment
PPL’s Pennsylvania Regulated segment consists of the regulated electricity delivery operations of PPL Electric Utilities.
Reported earnings in the first quarter of 2024 increased by $0.02 per share compared with a year ago. Earnings from ongoing operations in the first quarter of 2024 increased by $0.03 per share compared with a year ago. Factors driving earnings results primarily included higher transmission revenue and lower operating costs.

Rhode Island Regulated Segment
PPL’s Rhode Island Regulated segment consists of the regulated electricity and natural gas operations of Rhode Island Energy.
Reported earnings and earnings from ongoing operations in the first quarter of 2024 increased by $0.01 per share compared with a year ago. Factors driving earnings results primarily included higher distribution revenue from capital investments, higher transmission revenue and lower operating costs, partially offset by higher interest expense.

Corporate and Other
PPL’s Corporate and Other category primarily includes financing costs incurred at the corporate level, certain non-recoverable costs resulting from commitments made to the Rhode Island Division of Public Utilities and Carriers and the Rhode Island Attorney General’s Office in conjunction with the acquisition of Rhode Island Energy, and certain other unallocated costs.
Reported earnings in the first quarter of 2024 decreased by $0.03 per share compared with a year ago. Earnings from ongoing operations in the first quarter of 2024 decreased by $0.01 per share compared with a year ago. Factors driving earnings results were not individually significant.

2024 Earnings Forecast

PPL’s 2024 earnings from ongoing operations forecast range is $1.63 to $1.75 per share, with a midpoint of $1.69 per share.
Earnings from ongoing operations is a non-GAAP measure that could differ from reported earnings due to special items that are, in management’s view, non-recurring or otherwise not reflective of the company’s ongoing operations. PPL management is not able to forecast whether any of these factors will occur or whether any amounts will be reported for future periods. Therefore, PPL is not able to provide an equivalent GAAP measure for earnings guidance.
See the table at the end of this news release for a complete reconciliation of the earnings forecast.

About PPL
PPL Corporation (NYSE: PPL), headquartered in Allentown, Pennsylvania, is a leading U.S. energy company focused on providing electricity and natural gas safely, reliably and affordably to more than 3.5 million customers in the U.S. PPL’s high-performing, award-winning utilities are addressing energy challenges head-on by building smarter, more resilient and more dynamic power grids and advancing sustainable energy solutions. For more information, visit www.pplweb.com.

# # #

(Note: All references to earnings per share in the text and tables of this news release are stated in terms of diluted earnings per share unless otherwise noted.)

Conference Call and Webcast

PPL invites interested parties to listen to a live internet webcast of management’s teleconference with financial analysts about first-quarter 2024 financial results at 11 a.m. Eastern time on
Wednesday, May 1. The call will be webcast live, in audio format, together with slides of the presentation. For those who are unable to listen to the live webcast, a replay with slides will be accessible at www.pplweb.com/investors for 90 days after the call.

Interested individuals can access the live conference call via telephone at 1-844-512-2926. International participants should call 1-412-317-6300. Participants will need to enter the following “Elite Entry” number to join the conference: 5627675. Callers can access the webcast link at www.pplweb.com/investors under “Events.”
# # #

Management utilizes “Earnings from Ongoing Operations” or “Ongoing Earnings” as a non-GAAP financial measure that should not be considered as an alternative to reported earnings, or net income, an indicator of operating performance determined in accordance with GAAP. PPL believes that Earnings from Ongoing Operations is useful and meaningful to investors because it provides management’s view of PPL’s earnings performance as another criterion in making investment decisions. In addition, PPL’s management uses Earnings from Ongoing Operations in measuring achievement of certain corporate performance goals, including targets for certain executive incentive compensation. Other companies may use different measures to present financial performance.

Earnings from Ongoing Operations is adjusted for the impact of special items. Special items are presented in the financial tables on an after-tax basis with the related income taxes on special items separately disclosed. Income taxes on special items, when applicable, are calculated based on the statutory tax rate of the entity where the activity is recorded. Special items may include items such as:

•Gains and losses on sales of assets not in the ordinary course of business.
•Impairment charges.
•Significant workforce reduction and other restructuring effects.
•Acquisition and divestiture-related adjustments.
•Significant losses on early extinguishment of debt.
•Other charges or credits that are, in management’s view, non-recurring or otherwise not reflective of the company’s ongoing operations.

Statements contained in this news release, including statements with respect to future earnings, cash flows, dividends, financing, regulation and corporate strategy, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: asset or business acquisitions and dispositions; pandemic health events or other catastrophic events and their effect on financial markets, economic conditions and our businesses; market demand for energy in our service territories; weather conditions affecting customer energy usage and operating costs; volatility in or the impact of other changes on financial markets, commodity prices and economic conditions, including inflation; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of our facilities; the length of scheduled and unscheduled outages at our generating plants; environmental conditions and requirements and the related costs of compliance; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; any impact of severe weather on our business; receipt of necessary government permits, approvals, rate relief and regulatory cost recovery; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries; the outcome of litigation against PPL Corporation and its subsidiaries; PPL Corporation's stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in jurisdictions where PPL Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual cyberattack, terrorism, or war or other hostilities; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with factors and other matters discussed in PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.

Note to Editors: Visit our media website at www.pplnewsroom.com for additional news and background about PPL Corporation.

PPL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL INFORMATION(1)
Condensed Consolidated Balance Sheets (Unaudited)
(Millions of Dollars)

	March 31,	December 31,
	2024	2023
Assets
Cash and cash equivalents	$276	$331
Accounts receivable	1,270	1,221
Unbilled revenues	371	428
Fuel, materials and supplies	477	505
Regulatory assets	330	293
Other current assets	313	154
Property, Plant and Equipment
Regulated utility plant	39,031	38,608
Less: Accumulated depreciation - regulated utility plant	9,327	9,156
Regulated utility plant, net	29,704	29,452
Non-regulated property, plant and equipment	71	72
Less: Accumulated depreciation - non-regulated property, plant and equipment	24	23
Non-regulated property, plant and equipment, net	47	49
Construction work in progress	1,996	1,917
Property, Plant and Equipment, net	31,747	31,418
Noncurrent regulatory assets	1,859	1,874
Goodwill and other intangibles	2,551	2,553
Other noncurrent assets	437	459
Total Assets	$39,631	$39,236

Liabilities and Equity
Short-term debt	$291	$992
Long-term debt due within one year	1	1
Accounts payable	903	1,104
Other current liabilities	1,180	1,243
Long-term debt	15,753	14,611
Deferred income taxes and investment tax credits	3,308	3,219
Accrued pension obligations	255	275
Asset retirement obligations	127	133
Noncurrent regulatory liabilities	3,351	3,340
Other deferred credits and noncurrent liabilities	404	385
Common stock and additional paid-in capital	12,322	12,334
Treasury stock	(931)	(948)
Earnings reinvested	2,828	2,710
Accumulated other comprehensive loss	(161)	(163)
Total Liabilities and Equity	$39,631	$39,236

(1)    The Financial Statements in this news release have been condensed and summarized for purposes of this presentation. Please refer to PPL Corporation’s periodic filings with the Securities and Exchange Commission for full financial statements, including note disclosure.

PPL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Income (Unaudited)
(Millions of Dollars, except share data)

	Three Months Ended March 31,
	2024	2023
Operating Revenues	$2,304	$2,415

Operating Expenses
Operation
Fuel	209	201
Energy purchases	520	734
Other operation and maintenance	626	559
Depreciation	316	313
Taxes, other than income	88	110
Total Operating Expenses	1,759	1,917

Operating Income	545	498

Other Income (Expense) - net	22	30

Interest Expense	179	164

Income Before Income Taxes	388	364

Income Taxes	81	79

Net Income	$307	$285

Earnings Per Share of Common Stock:
Basic and Diluted
Net Income Available to PPL Common Shareowners	$0.42	$0.39

Weighted-Average Shares of Common Stock Outstanding (in thousands)
Basic	737,512	736,829
Diluted	738,820	737,698

PPL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Millions of Dollars)

	Three Months Ended March 31,
	2024	2023
Cash Flows from Operating Activities
Net income	$307	$285
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	316	313
Amortization	24	17
Defined benefit plans - (income) expense	(15)	(18)
Deferred income taxes and investment tax credits	72	77
Other	3	8
Change in current assets and current liabilities
Accounts receivable	(75)	(94)
Accounts payable	(221)	(63)
Unbilled revenues	57	109
Fuel, materials and supplies	33	10
Prepayments	(108)	(83)
Taxes payable	(47)	(42)
Regulatory assets and liabilities, net	(61)	(46)
Accrued interest	90	67
Other	(103)	(14)
Other operating activities
Defined benefit plans - funding	(5)	(3)
Other	15	(93)
Net cash provided by operating activities	282	430

Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(596)	(499)
Other investing activities	5	(4)
Net cash used in investing activities	(591)	(503)

Cash Flows from Financing Activities
Issuance of long-term debt	1,148	3,127
Retirement of long-term debt	—	(1,750)
Payment of common stock dividends	(177)	(171)
Net increase (decrease) in short-term debt	(701)	(985)
Other financing activities	(22)	(44)
Net cash provided by financing activities	248	177

Net Decrease in Cash, Cash Equivalents and Restricted Cash	(61)	104
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	382	357
Cash, Cash Equivalents and Restricted Cash at End of Period	$321	$461

Supplemental Disclosures of Cash Flow Information
Significant non-cash transactions:
Accrued expenditures for property, plant and equipment at March 31,	$253	$257

Operating - Electricity Sales (Unaudited)(1)

	Three Months Ended March 31,
			Percent
(GWh)	2024	2023	Change
PA Regulated Segment
Retail Delivered	9,627	9,442	2.0%

KY Regulated Segment
Retail Delivered	7,454	6,976	6.9%
Wholesale(2)	167	109	53.2%
Total	7,621	7,085	7.6%

Total	17,248	16,527	4.4%

(1) Excludes the Rhode Island Regulated segment electricity sales as revenues are decoupled from volumes delivered.
(2) Represents FERC-regulated municipal and unregulated off-system sales.

Reconciliation of Segment Reported Earnings to Earnings from Ongoing Operations
(After-Tax)
(Unaudited)

Year-to-Date March 31, 2024	(millions of dollars)
	KY	PA	RI	Corp.
	Reg.	Reg.	Reg.	& Other	Total
Reported Earnings(1)	$190	$149	$64	$(96)	$307
Less: Special Items (expense) benefit:
Strategic corporate initiatives, net of tax of $0, $0, $1(2)	(1)	(1)	—	(2)	(4)
Acquisition integration, net of tax of $4, $17(3)	—	—	(14)	(66)	(80)
PPL Electric billing issue, net of tax of $4(4)	—	(11)	—	—	(11)
Total Special Items	(1)	(12)	(14)	(68)	(95)
Earnings from Ongoing Operations	$191	$161	$78	$(28)	$402

	(per share - diluted)
	KY	PA	RI	Corp.
	Reg.	Reg.	Reg.	& Other	Total
Reported Earnings(1)	$0.25	$0.21	$0.09	$(0.13)	$0.42
Less: Special Items (expense) benefit:
Acquisition integration(3)	—	—	(0.02)	(0.09)	(0.11)
PPL Electric billing issue(4)	—	(0.01)	—	—	(0.01)
Total Special Items	—	(0.01)	(0.02)	(0.09)	(0.12)
Earnings from Ongoing Operations	$0.25	$0.22	$0.11	$(0.04)	$0.54

(1) Reported Earnings represents Net Income.
(2) Represents costs primarily related to PPL's centralization efforts and other strategic efforts.
(3) Primarily integration and related costs associated with the acquisition of Rhode Island Energy.
(4) Certain expenses related to billing issues.

Reconciliation of Segment Reported Earnings to Earnings from Ongoing Operations
(After-Tax)
(Unaudited)

Year-to-Date March 31, 2023	(millions of dollars)
	KY	PA	RI	Corp.
	Reg.	Reg.	Reg.	& Other	Total
Reported Earnings(1)	$166	$138	$54	$(73)	$285
Less: Special Items (expense) benefit:
Talen litigation costs, net of tax of $0(2)	—	—	—	(1)	(1)
Strategic corporate initiatives, net of tax of $0, $0(3)	(1)	—	—	(1)	(2)
Acquisition integration, net of tax of $5, $12(4)	—	—	(17)	(44)	(61)
PA tax rate change(5)	—	1	—	—	1
Sale of Safari Holdings, net of tax of $0(6)	—	—	—	(4)	(4)
Total Special Items	(1)	1	(17)	(50)	(67)
Earnings from Ongoing Operations	$167	$137	$71	$(23)	$352

	(per share - diluted)
	KY	PA	RI	Corp.
	Reg.	Reg.	Reg.	& Other	Total
Reported Earnings(1)	$0.22	$0.19	$0.08	$(0.10)	$0.39
Less: Special Items (expense) benefit:
Acquisition integration(4)	—	—	(0.02)	(0.06)	(0.08)
Sale of Safari Holdings(6)	—	—	—	(0.01)	(0.01)
Total Special Items	—	—	(0.02)	(0.07)	(0.09)
Earnings from Ongoing Operations	$0.22	$0.19	$0.10	$(0.03)	$0.48

(1) Reported Earnings represents Net Income.
(2) Represents costs related to litigation with Talen Montana, LLC and affiliated entities.
(3) Represents costs primarily related to PPL's centralization efforts and other strategic efforts.
(4) Primarily integration and related costs associated with the acquisition of Rhode Island Energy.
(5) Impact of Pennsylvania state tax reform.
(6) Final closing adjustments related to the sale of Safari Holdings, LLC.

Reconciliation of PPL's Earnings Forecast
After-Tax (Unaudited)
(per share - diluted)

	2024 Forecast Range
	Midpoint	High	Low
Estimate of Reported Earnings	$1.57	$1.63	$1.51
Less: Special Items (expense) benefit:(1)
Acquisition integration(2)	(0.11)	(0.11)	(0.11)
PPL Electric billing issue(3)	(0.01)	(0.01)	(0.01)
Total Special Items	(0.12)	(0.12)	(0.12)
Forecast of Earnings from Ongoing Operations	$1.69	$1.75	$1.63

(1) Reflects only special items recorded through March 31, 2024. PPL is not able to forecast special items for future periods.
(2) Primarily integration and related costs associated with the acquisition of Rhode Island Energy.
(3) Certain expenses related to billing issues.